Exhibit 15.1

Date: April 29, 2025

CNFinance Holdings Limited

22/F, South Finance Center, No. 6 Wuheng Road
Tianhe District, Guangzhou City

Guangdong Province

People’s Republic of China

Dear Sirs/Madams,

We hereby consent to the reference to our firm in CNFinance Holdings Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “Annual Report”), which will be filed by CNFinance Holdings Limited in April 2025 with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report on Form 20-F into the Registration Statement (No. 333-230955) on Form S-8 and the Registration Statement (No. 333-259304) on Form F-3.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ 王艺
Global Law Office